Exhibit 99.1
NEWS
RELEASE_____________________
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                      (512) 433-5210
FORESTAR GROUP INC. REPORTS FULL YEAR
AND FOURTH QUARTER 2010 RESULTS
     AUSTIN, TEXAS, February 1, 2011—Forestar Group Inc. (NYSE: FOR) today reported full year 2010 net income of $5.1 million, or $0.14 per diluted share, compared with full year 2009 net income of $59.1 million, or $1.64 per diluted share. Full year 2010 results include an after-tax gain of $0.51 per diluted share from the sale of almost 24,000 acres of timberland, compared with an after-tax gain of $1.82 per diluted share from the sale of about 95,000 acres of timberland in 2009.
     The company reported fourth quarter 2010 net income of $2.4 million, or $0.07 per diluted share, compared with a net loss of ($7.4) million, or ($0.21) per basic share in fourth quarter 2009. Fourth quarter 2010 results include an after-tax gain of $0.24 per diluted share, from the sale of over 9,800 acres of timberland for approximately $16.2 million.
     “During 2010 we continued to make good progress executing our strategy and strategic initiatives designed to enhance shareholder value,” said Jim DeCosmo, president and chief executive officer of Forestar.
     Mr. DeCosmo noted that the company’s 2010 highlights included:
•	Selling approximately 24,000 acres of timberland for $38.8 million

•	Leasing over 16,900 net mineral acres to oil and gas companies for exploration and production activities

•	Entitling two projects which include over 1,000 acres, representing over 2,500 residential lots and 75 commercial acres

•	Repurchasing over one million shares of our common stock

•	Acquiring multifamily project in Houston, Texas with tax deferred 1031 timberland sales proceeds and non-recourse borrowings

•	Acquiring water resources company focused on providing sustainable ground water solutions to central Texas and the Interstate-35 growth corridor

•	Opening of J.W. Marriott’s resort at Cibolo Canyons, entitling Forestar to receive revenues related to hotel occupancy and sales taxes through 2034 from the 1,002 room hotel and golf resort

     Forestar manages its operations through three business segments:
▪	Real estate,

▪	Mineral resources, and

▪	Fiber resources
     At year-end 2010, our real estate segment includes over 220,000 acres of land owned directly or through ventures located in nine states and twelve markets. Mineral resources include approximately 606,000 net acres of oil and gas mineral interests located principally in Texas, Louisiana, Alabama, and Georgia. Also included is a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.4 million acres in Texas, Louisiana, Georgia and Alabama and about 17,800 acres of ground water leases in central Texas. Fiber resources include the sale of wood fiber and management of our recreational leases.
REAL ESTATE

	4th Qtr.	4th Qtr.	3rd Qtr.	Full Year	Full Year
Segment (Loss) Earnings	2010	2009	2010	2010	2009
($ in Millions)	($5.5)	($2.5)	($1.9)	($4.6)	$3.2
     Real estate segment results include undeveloped land sales of approximately $2.8 million and $20.1 million in fourth quarter and full year 2010, compared with $10.2 million and $46.6 million in fourth quarter and full year 2009.
     Fourth quarter 2010 real estate segment results include the sale of 625 acres of commercial and residential land for approximately $20 million at our Summer Creek Ranch venture project located near Fort Worth, Texas. This sale generated earnings of $6.3 million and net cash flow of $10.1 million to Forestar.
     Fourth quarter 2010 real estate segment results include non-cash impairment charges of approximately $10.4 million primarily associated with residential development projects located near Atlanta, Georgia and Fort Worth, Texas and a commercial real estate tract held in a venture near the Texas Gulf Coast. Full year 2010 real estate segment results include non-cash impairment charges of approximately $11.3 million compared with $10.6 million in 2009.
MINERAL RESOURCES

	4th Qtr.	4th Qtr.	3rd Qtr.	Full Year	Full Year
Segment Earnings	2010	2009	2010	2010	2009
($ in Millions)	$6.1	$3.3	$6.2	$22.8	$32.4
     Fourth quarter 2010 mineral resources segment earnings include almost $2 million in bonus payments associated with leasing almost 5,200 net mineral acres for $371 per acre. In addition, fourth quarter 2010 mineral resources segment earnings include over $1.1 million from the extension of an existing 3,200 acre mineral lease.
     Full year 2010 mineral resources segment earnings include approximately $7.7 million in lease bonus payments compared with $21.3 million in 2009.

FIBER RESOURCES

	4th Qtr.	4th Qtr.	3rd Qtr.	Full Year	Full Year
Segment Earnings	2010	2009	2010	2010	2009
($ in Millions)	$1.2	$1.4	$1.4	$5.0	$9.6
     During 2010 Forestar generated approximately $6.5 million in revenues from the sale of over 537,000 tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices. Sales of fiber in 2010 were impacted by the sale of over 140,000 acres of timberland associated with our strategic initiatives and retail land sales program since first quarter 2009, and postponing harvest plans on about 55,000 acres currently held for sale.
SUMMARY
     “Market conditions for our businesses remain mixed. Nationally, demand for housing continues to be negatively impacted by low consumer confidence, high unemployment, reduced credit availability and concerns over the economy, even with mortgage rates near historic lows and improved housing affordability. Despite these challenging market conditions, we firmly believe that our real estate assets are well positioned in many of the healthier markets in Texas. In addition, although lower natural gas prices have reduced overall market demand for new mineral leases and capital available for drilling, we have benefitted from higher oil prices and their impact on leasing interest in oil rich formations in our basins, resulting in recent leasing activity in Louisiana. Going forward, our mineral resources business is well positioned and located in some of the most active oil and gas basins in the continental U.S.
     “Enduring and progressing through one of the most severe economic downturns in recent history, we believe the execution of our strategy and near-term strategic initiatives have Forestar well positioned for the future. Forestar is a real estate and natural resources company with a vision for every acre. This vision supports our strategy which is committed to recognizing and responsibly delivering the greatest value from every acre and growing through strategic and disciplined investments. This vision, combined with our competitive portfolio of assets, a strong balance sheet, and an experienced management team, have Forestar poised to benefit from improving economic conditions and to maximize the value of every acre we invest in,” concluded Mr. DeCosmo.
     The Company will host a conference call on February 2, 2011 at 10:00 am ET to discuss results of fourth quarter and full year 2010. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-866-356-3095 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-597-5391. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 14712043.

About Forestar Group
     Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures over 220,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 18 real estate projects representing over 29,600 acres currently in the entitlement process, and 76 entitled, developed and under development projects in seven states and eleven markets encompassing over 16,000 acres, comprised of over 27,400 planned residential lots and almost 2,400 commercial acres. The mineral resources segment manages about 606,000 net acres of oil and gas mineral interests. The fiber resources segment includes the sale of wood fiber and management of our recreational leases. The company also has a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.4 million acres in Texas, Louisiana, Georgia and Alabama and about 17,800 acres of ground water leases in Central Texas. Forestar’s address on the World Wide Web is www.forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	Fourth Quarter		Full Year
	2010	2009	2010	2009
	(In thousands,		(In thousands,
	except per share)		except per share)
Revenues
Real estate	$14,333	$24,281	$68,269	$94,436
Mineral resources	6,403	4,489	24,790	36,256
Fiber resources	2,116	2,631	8,301	15,559

Total revenues	$22,852	$31,401	$101,360	$146,251

Segment (loss) earnings
Real estate	$(5,517)	$(2,459)	$(4,634)	$3,182
Mineral resources	6,143	3,337	22,783	32,370
Fiber resources	1,158	1,343	5,058	9,622

Total segment earnings	1,784	2,221	23,207	45,174
Items not allocated to segments
General and administrative (a)	(3,903)	(4,649)	(17,341)	(22,399)
Share-based compensation	(4,226)	(4,281)	(11,596)	(11,998)
Gain on sale of assets	13,166	—	28,607	104,047
Interest expense	(3,884)	(4,806)	(16,446)	(20,459)
Other non-operating income	474	(7)	1,164	375

Income before taxes	3,411	(11,522)	7,595	94,740
Income tax (expense) benefit	(963)	4,128	(2,470)	(35,633)

Net income attributable to Forestar Group Inc.	$2,448	$(7,394)	$5,125	$59,107

Net income per common share:
Basic	$0.07	$(0.21)	$0.14	$1.65
Diluted	$0.07	$(0.21)	$0.14	$1.64

Weighted average common shares outstanding:
Basic	35.2	35.9	35.8	35.8
Diluted	35.8	35.9	36.4	36.1

	At Year-End
	2010	2009
Supplemental Financial Information:	(In thousands)
Borrowings under credit facility	125,000	125,000
Other debt (b)	96,589	91,626

Total debt	$221,589	$216,626

(a)	Full year 2009 general and administrative costs include approximately $3.2 million paid to outside advisors regarding an evaluation by our Board of Directors of an unsolicited shareholder proposal.

(b)	Consists principally of consolidated venture non-recourse debt.

FORESTAR GROUP INC.
REAL ESTATE SEGMENT
PERFORMANCE METRICS

	Fourth Quarter		Full Year
	2010	2009	2010	2009
REAL ESTATE
Owned, Consolidated & Equity Method Ventures:
Residential Lots Sold	187	202	804	642
Revenue per Lot Sold	$49,100	$45,000	$49,500	$55,200
Commercial Acres Sold	1.1	0.3	17.8	5.9
Revenue per Commercial Acre Sold	$174,100	$87,000	$90,100	$263,800
Undeveloped Acres Sold	1,100	3,200	5,800	18,200
Revenue per Acre Sold	$2,600	$3,100	$3,500	$2,600
Owned & Consolidated Ventures:
Residential Lots Sold	86	169	442	483
Revenue per Lot Sold	$59,200	$45,300	$55,100	$53,500
Commercial Acres Sold	1.1	—	2.4	1.8
Revenue per Commercial Acre Sold	$174,100	—	$146,000	$433,400
Undeveloped Acres Sold	1,100	3,200	5,800	18,200
Revenue per Acre Sold	$2,600	$3,100	$3,500	$2,600
Ventures Accounted For Using the Equity Method:
Residential Lots Sold	101	33	362	159
Revenue per Lot Sold	$40,500	$43,100	$42,600	$60,600
Commercial Acres Sold	—	0.3	15.4	4.1
Revenue per Commercial Acre Sold	—	$87,000	$81,300	$188,100
Undeveloped Acres Sold	—	—	—	1
Revenue per Acre Sold	—	—	—	$10,000
FOURTH QUARTER 2010
REAL ESTATE PIPELINE

		In		Developed &
		Entitlement		Under	Total
Real Estate	Undeveloped	Process	Entitled	Development	Acres*
Undeveloped Land Owned	167,478				174,455
Ventures	6,977

Residential Owned		26,869	7,889	617	40,539
Ventures			4,532	632

Commercial Owned		2,801	1,095	539	5,165
Ventures			489	241

Total Acres	174,455	29,670	14,005	2,029	220,159

Estimated Residential Lots			23,881	3,533	27,414

*	In addition, Forestar owns a 58% interest in a venture which controls approximately 16,000 acres of undeveloped land in Georgia.

FORESTAR GROUP INC.
MINERAL RESOURCES SEGMENT
PERFORMANCE METRICS

	Fourth Quarter		Full Year
	2010	2009	2010	2009
MINERAL RESOURCES
Leasing Activity
Acres Leased	5,200	720	16,900	25,800
Average Bonus / Acre	$371	$662	$457	$827
Delay Rental Revenues	$84,000	$210,300	$2,167,600	$2,530,100
Royalties[1]
Natural Gas Production (MMcf)	504.8	525.4	1,796.4	1,493.7
Average Natural Gas Price ($ / Mcf)	$3.94	$3.18	$4.26	$4.10
Oil Production (Barrels)	27,800	28,000	115,400	107,200
Average Oil Price ($ / Barrel)	$74.84	$70.02	$73.09	$56.85

MMcfe Production[2]	671.8	693.5	2,489.1	2,136.9
Average Price ($ / MMcfe)	$6.06	$5.24	$6.46	$5.72
Well Activity[3]
Net Acres Held By Production	29,700	26,900	29,700	26,900
Wells Drilled	3	12	29	30
Active Wells	494	472	494	472

[1]	Includes our share of activity from a venture in which we own a 50% interest. Our share of venture natural gas production activity is 227 MMcf and 573 MMcf in fourth quarter and full year 2010, and 61 MMcf and 82 MMcf in fourth quarter and full year 2009.

[2]	MMcfe — Million Cubic Feet Equivalent (converting oil to natural gas at 6 Mcfe / Bbl)

[3]	Wells are owned and operated by third-party lessees / operators
FOURTH QUARTER 2010
MINERAL RESOURCES PIPELINE1
     Forestar’s mineral resources segment includes approximately 606,000 net mineral acres principally located in Texas, Louisiana, Alabama and Georgia.

	Available		Held by
State	for Lease	Leased[2]	Production[2]	Total
Texas	157,000	70,000	25,000	252,000
Louisiana	120,000	18,000	5,000	143,000
Georgia	168,000	—	—	168,000
Alabama	40,000	—	—	40,000
California	1,000	—	—	1,000
Colorado	1,000	—	—	1,000
Indiana	1,000	—	—	1,000

Total	488,000	88,000	30,000	606,000

[1]	Includes ventures

[2]	Acres leased and held by production exclude 382 net mineral acres leased and 26 net mineral acres held by production in Colorado

FORESTAR GROUP INC.
FIBER RESOURCES SEGMENT
PERFORMANCE METRICS

	Fourth Quarter		Full Year
	2010	2009	2010	2009
FIBER RESOURCES
Fiber Sales *
Pulpwood Tons Sold	97,300	143,300	392,900	810,100
Average Pulpwood Price / Ton	$8.77	$9.76	$9.93	$8.53
Sawtimber Tons Sold	53,400	40,900	144,300	331,300
Average Sawtimber Price / Ton	$15.75	$18.93	$17.94	$19.82

Total Tons Sold	150,700	184,200	537,200	1,141,400
Average Price / Ton	$11.24	$11.80	$12.08	$11.81

Recreational Activity
Average Acres Leased	201,800	211,200	208,100	249,200
Average Lease Rate / Acre	$8.31	$8.36	$8.32	$8.25

*	The majority of our fiber sales were to Temple-Inland Inc. at market prices.
Note: Sales of fiber in fourth quarter and full year 2010 were impacted by the sale of over 140,000 acres of timberland associated with our strategic initiatives and retail land sales program since first quarter 2009, and postponing harvest plans on about 55,000 acres currently held for sale.

FORESTAR GROUP INC.
PROJECTS IN ENTITLEMENT
A summary of projects in the entitlement process(a) at year-end 2010 follows:

		Project
Project	County	Acres(b)
California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,890
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150

Total		29,670

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation of an application for governmental land-use approvals, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

FORESTAR GROUP INC.
REAL ESTATE PROJECTS
     A summary of our entitled,(a) developed & under development projects at year-end 2010 follows:

				Residential Lots(c)		Commercial Acres(d)
				Lots Sold		Acres Sold
		Interest		Since	Lots	Since	Acres
Project	County	Owned(b)		Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra Costa/Sacramento	100%		—	—	—	288

Colorado
Buffalo Highlands	Weld	100%		—	164	—	—
Johnstown Farms	Weld	100%		115	494	2	8
Pinery West	Douglas	100%		—	—	—	115
Stonebraker	Weld	100%		—	603	—	13
Westlake Highlands	Jefferson	100%		21	—	—	—
Texas
Arrowhead Ranch	Hays	100%		—	259	—	6
Caruth Lakes	Rockwall	100%		310	339	—	—
Cibolo Canyons	Bexar	100%		640	775	64	157
Harbor Lakes	Hood	100%		201	248	2	12
Hunter’s Crossing	Bastrop	100%		340	150	38	71
La Conterra	Williamson	100%		76	424	—	58
Maxwell Creek	Collin	100%		700	299	10	—
Oak Creek Estates	Comal	100%		69	578	13	—
The Colony	Bastrop	100%		412	734	22	31
The Gables at North Hill	Collin	100%		199	84	—	—
The Preserve at Pecan Creek	Denton	100%		306	512	—	9
The Ridge at Ribelin Ranch	Travis	100%		—	—	179	16
Westside at Buttercup Creek	Williamson	100%		1,318	196	66	—
Other projects (9)	Various	100%		1,554	18	197	24
Georgia
Towne West	Bartow	100%		—	2,674	—	121
Other projects (13)	Various	100%		—	2,934	—	705
Missouri and Utah
Other projects (2)	Various	100%		458	96	—	—

				6,719	11,581	593	1,634

Projects in entities we consolidate
Texas
City Park	Harris	75%		1,134	177	50	115
Lantana	Denton	55	% (e)	593	1,639	—	—
Light Farms	Collin	65%		—	2,868	—	—
Stoney Creek	Dallas	90%		107	647	—	—
Timber Creek	Collin	88%		—	614	—	—
Other projects (5)	Various	Various		953	254	26	25

				2,787	6,199	76	140

Total owned and consolidated				9,506	17,780	669	1,774
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%		636	445	26	113
The Georgian	Paulding	38%		288	1,097	—	—
Other projects (4)	Various	Various		1,820	77	3	—
Texas
Bar C Ranch	Tarrant	50%		232	967	—	—
Entrada	Travis	50%		—	821	—	3
Fannin Farms West	Tarrant	50%		309	72	—	15
Harper’s Preserve	Montgomery	50%		—	1,722	—	72
Lantana	Denton	Various	(e)	1,436	116	14	76
Long Meadow Farms	Fort Bend	19%		693	1,390	87	133
Southern Trails	Brazoria	40%		452	575	—	—
Stonewall Estates	Bexar	25%		261	121	—	—
Summer Creek Ranch	Tarrant	50%		796	478	—	71
Summer Lakes	Fort Bend	50%		345	778	56	—
Village Park	Collin	50%		356	211	3	2
Waterford Park	Fort Bend	50%		—	210	—	90
Other projects (2)	Various	Various		296	228	—	15
Florida
Other projects (3)	Various	Various		519	326	—	—

Total in ventures				8,439	9,634	189	590

Combined Total				17,945	27,414	858	2,364

(a)	A project is deemed entitled when all major discretionary governmental land-use approvals have been received. Some projects may require additional permits and/or non-governmental authorizations for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest. Lots remaining represent vacant developed lots, lots under development and future planned lots and are subject to change based on business plan revisions.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 18 partnerships in which our voting interests range from 25% to 55%. We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.
A summary of our significant commercial and income producing properties at year-end 2010 follows:

			Interest
Project	County	Market	Owned(a)	Type	Description

Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Las Brisas	Williamson	Austin	59%	Multifamily	414 unit luxury apartment
Broadstone Memorial	Harris	Houston	100%	Multifamily	401 unit luxury apartment

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.